Exhibit 99

NEWS For Immediate Release
Viad Corp 1850 N. Central Avenue Suite 1900 Phoenix, AZ 85004-4565	Contact: Carrie Long Viad Corp (602) 207-2681 IR@viad.com

Viad Amends Credit Facility

Improved Terms Provide Greater Flexibility

PHOENIX, March 1, 2016 – Viad Corp (NYSE:VVI) announced today that it has amended its credit agreement to provide the Company with increased financial flexibility to pursue its strategic growth plan and enhance shareholder value. The Amendment includes the following revisions:

•	Unlimited acquisitions provided the pro forma Leverage Ratio does not exceed 3.00x (previously limited to 2.25x effective January 1, 2016)
•

Unlimited return of capital provided the pro forma Leverage Ratio does not exceed 2.50x (previously limited to 2.00x and subject to a minimum liquidity requirement); otherwise limited to $20 million in any calendar year

•	Maximum Leverage Ratio overall increased to 3.50x (previously limited to 2.75x effective January 1, 2016)
•	New provision for unlimited unsecured indebtedness provided the pro forma Leverage Ratio does not exceed 3.00x; otherwise limited to 10% of Consolidated Net Worth

Steve Moster, president and chief executive officer of Viad, stated, "This amendment to our credit facility, together with our strong balance sheet and liquidity position, gives us additional firepower as we continue to pursue acquisitions that advance our strategic goals. It also provides greater flexibility as we strive to maximize shareholder value through a balanced approach to capital allocation that includes both acquisitions and the return of capital."

- more -

About Viad

Viad generates revenue and shareholder value through two distinct business groups: the Marketing & Events Group (GES) and the Travel & Recreation Group (T&R). GES is a global, full-service live events company offering a comprehensive range of services to the world’s leading brands and event organizers. T&R is a collection of iconic destination travel brands that showcase the best of Banff and Jasper National Parks, Glacier National Park, and Denali National Park. Viad is an S&P SmallCap 600 company. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

- more -